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                                                            CALCULATION OF RETURN

                                               Return Since       One-Year         Five-Year
                                                Inception          Return            Return
       Ending Date                                   8/31/93          8/31/93           8/31/93
       Inception Date                               12/11/85          8/31/92           8/31/88
                                                    --------          -------           -------
       Days Since Inception                             2820              365              1826
                                                     =======           ======           =======

       Years Since Inception                            7.73             1.00              5.00


       Beginning Offering Price                        10.10            14.21             11.19

       Ending Net Asset Value                          15.62            15.62             15.62
       Dividend Factor                              1.478456         1.097860          1.296669
                                                    --------         --------          --------
       Ending Net Asset Value                        23.0935          17.1486           20.2540
         Adjusted for Dividend                      --------         --------          --------
         Reinvestments

       Annualized Return                              11.30%           20.68%            12.59%

       Formula for Since Inception    (((23.09)/(10.10))^(1/7.73))-1

       Formula for One Year           (((17.15)/(14.21))^(1))-1


       Formula for Five Years         (((20.25)/11.19))^(1/5))-1

       Beginning NAV                                    9.70            13.64             10.74

       Ending Net Asset Value                          15.62            15.62             15.62
       Dividend Factor                              1.478456         1.097860          1.296669
                                                    --------         --------          --------
       Ending Net Asset Value                        23.0935          17.1486           20.2540
         Adjusted for Dividend                      --------         --------          --------
         Reinvestments

       Cumulative Total Return                       138.08%           25.72%            88.58%

       Formula for since inception    (23.09-9.70)/9.70

       Formula for One Year           (17.15-13.64)/13.64


       Formula for Five Years         (20.25-10.74)/10.74

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